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                                                                       Exhibit 9

                             VOTING TRUST AGREEMENT

      AGREEMENT made as of the ___ day of ________, 1998, by and among Daniel DelGiorno, Jr., James Cannavino and Robert Devine (hereinafter sometimes collectively referred to, together with any successor trustees, as the "Trustees"); Softworks, Inc., a Delaware corporation (the "Company"); and Computer Concepts Corp. (the "Parent" and, together with each "affiliate," within the meaning of Rule 405 promulgated under the Securities Act of 1933 (each, an "Affiliate"), of the Parent, other than the Company, that becomes a Holder (as defined in Section 3) as provided herein, the "Stockholders").

      WHEREAS, the Company is currently a majority-owned subsidiary of the Parent;

      WHEREAS, the Company and the Parent intend to conduct a public offering (the "Public Offering") of a portion of the Company's common stock, par value $.001 per share (the "Common Stock");

      WHEREAS, immediately following the Public Offering, the Parent is expected to continue to hold ________ shares or ______% of the outstanding shares of Common Stock (all shares of Common Stock now or hereafter owned by the Stockholders, to the extent that the certificates for such shares are required to be deposited with the Trustees pursuant to this Agreement, are referred to herein as the "Trust Shares");

      WHEREAS, the Parent believes that the interests of the Company and its interests as a holder of the Common Stock can best be served if specific arrangements are established whereby voting power over the Trust Shares is granted to the Trustees;

      WHEREAS, for this purpose the Parent is hereby requesting the Trustees to take and hold legal title to the Trust Shares for the purpose of creating a voting trust; and

      WHEREAS, the Trustees have consented to act under this Agreement for the purposes hereinafter provided.

      NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good, valuable and sufficient consideration, the receipt and adequacy of which is hereby acknowledged by all parties hereto, the parties hereto promise, covenant, undertake and agree as follows:

      1. TRANSFER OF STOCK TO TRUSTEE. The Parent, upon execution of this Agreement, hereby assigns and transfers to the Trustees and deposits with the Trustees all the certificates for all Trust Shares currently held by the Parent for the purpose of vesting in the Trustees the right to vote and act and to exercise other rights pertaining to the Trust Shares, as and to the extent, and upon the terms and conditions and for the period set forth, in this Agreement. The Parent hereby represents that the Trust Shares deposited by it hereunder represent all of the shares of Common Stock of which the Parent is the record or beneficial owner and that the Parent is the sole record, legal and beneficial owner of all Trust Shares deposited by it hereunder. The Parent agrees to cause any Affiliate of the Parent other than the


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Company (each, a "Parent Affiliate") that becomes the holder of Common Stock or other voting securities of the Company, other than shares of Common Stock issued upon the exercise of stock options granted to Parent Affiliates in accordance with the Company's employee stock option plans, to deposit the certificates for such securities with the Trustees. In the event that any Stockholder or Parent Affiliate becomes the holder of additional Trust Shares after the date hereof, it shall, within five business days of becoming the holder of such additional Trust Shares, deposit with the Trustees certificates representing such additional Trust Shares or shall direct the Company to issue such Trust Shares directly to the Trustees which Trust Shares shall thereupon be subject to the terms of this Agreement. All such stock certificates, unless issued by the Company directly to the Trustees, shall be so endorsed, or accompanied by such instruments of transfer as to enable the Trustees to cause such certificates to be transferred into the name of the Trustees and to enable the Trustees to become the record owner of the Trust Shares represented thereby in accordance with the terms and provisions hereof, which the Trustees shall forthwith cause to be done as hereinafter provided. Upon receipt by the Trustees of the certificates for any such Trust Shares and, if necessary, the transfer of the same into the name of the Trustees, the Trustees shall hold the same subject to the terms of this Agreement and shall thereupon issue and deliver to the Stockholder depositing Common Stock hereunder, or for whose benefit such Common Stock was deposited, Voting Trust Certificates representing such Stockholders' respective interests in the Common Stock deposited pursuant to this Agreement. All certificates for the Company's capital stock transferred and delivered to the Trustees pursuant hereto (unless issued directly to the Trustees as set forth above) shall be surrendered by the Trustees to the Company and cancelled and new certificates therefor shall be issued to and held by the Trustees in their own names "As Trustees". The Trustees may designate a bank or trust company as custodian to hold possession of any certificate delivered to the Trustees pursuant hereto. The Parent hereby agrees and covenants that during the term of this Agreement, it shall remain the sole beneficial owner within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of all shares of Common Stock or other securities deposited or to be deposited by it hereunder and all Voting Trust Certificates issued hereunder.

      2. AGREEMENT. Copies of this Agreement and of every amendment or supplement hereto shall be provided to each person depositing stock with the Trustees under this Agreement and to the Company, and shall be filed in the registered office of the Company in the State of Delaware, and shall be open to inspection by any beneficiary of the trust under this Voting Trust, daily during business hours. All Voting Trust Certificates shall be issued, received and held subject to all of the terms of this Agreement. All persons, firms, corporations, trusts, or organizations for whose benefit stock is deposited hereunder who accept a Voting Trust Certificate issued hereunder, and their transferees and assigns, shall be bound by the provisions of this Agreement with the same effect as if they had executed this Agreement.

      3. VOTING TRUST CERTIFICATES. Each Voting Trust Certificate to be issued and delivered by the Trustees, as hereinbefore provided, shall state the number of Trust Shares which it represents, shall be signed by the Trustees and shall be in substantially the same form as EXHIBIT I hereto. The Trustee shall maintain a Voting Trust Certificate register which will identify each holder of a Voting Trust Certificate issued under this Agreement (each such person, a "Holder") and the number of Trust Shares represented by each Voting Trust Certificate.


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      4. TRANSFER OF CERTIFICATES.

            (a) Transfer of any Voting Trust Certificate shall be subject to any restrictions, provisions and conditions applicable to the Common Stock which it represents, whether imposed by law, specified on such stock certificates or specified in this Agreement or in any other agreement. Subject to the foregoing, the Voting Trust Certificates shall be freely transferable on the books of the Trustees, at such office as the Trustees may designate, by the registered owner thereof, either in person or by attorney duly authorized, upon surrender thereof, according to the rules established for that purpose by the Trustees. If a transfer of Voting Trust Certificates is so permitted, the Holder shall notify the Trustee of the details of such transfer, including the name, address and social security or tax identification number of the transferee and number of Voting Trust Certificates being transferred, and shall surrender to the Trustee the Voting Trust Certificate or Voting Trust Certificates being transferred, properly endorsed for transfer. The Trustee, upon receipt of such notice and Voting Trust Certificate(s), shall transfer the Voting Trust Certificate(s) on the Voting Trust Certificate registry and issue a new Voting Trust Certificate to the transferee. Until so transferred, the Trustee may treat the record Holder as the owner of each Voting Trust Certificate for all purposes, notwithstanding any notice to the contrary. As a condition to making any transfer or delivery of Voting Trust Certificates, the Trustee may require compliance by the transferee with any applicable federal or state statute and the payment of a sum sufficient to pay for any stamp tax or other governmental charge in connection therewith. Except as otherwise provided in this Agreement, no transfer of a Voting Trust Certificate shall in any way remove the Trust Shares represented by such Voting Trust Certificate from being held by the Trustee under this Agreement and any transferee, by accepting such transfer, hereby consents to be bound by the terms of this Agreement, and upon becoming a Holder shall be deemed to be a party hereto as though an original signatory hereto. The Trustee shall not be required to recognize any transfer of a Voting Trust Certificate not made in accordance with the provisions hereof, unless the person claiming such ownership shall have produced indicia of title satisfactory to the Trustee, and shall in addition deposit with the Trustee indemnity satisfactory to the Trustees. Nothing set forth herein shall be deemed to limit the ability of the Stockholders to grant a pledge of the Voting Trust Certificates to any person.

            (b) If a Voting Trust Certificate is lost, stolen, mutilated or destroyed, the Trustees, in their discretion, may issue a duplicate of such certificate upon receipt of: (a) evidence of such fact satisfactory to the Trustees; (b) indemnity satisfactory to the Trustees; (c) the existing certificate, if mutilated; and (d) the Trustees' reasonable fees and expenses in connection with the issuance of a new trust certificate. The Trustees shall not be required to recognize any transfer of a Voting Trust Certificate not made in accordance with the provisions hereof, unless the person claiming such ownership shall have produced indicia of title satisfactory to the Trustees and shall, in addition, deposit with the Trustees indemnity satisfactory to them.

      5. WITHDRAWAL OF COMMON STOCK IN ORDER TO EFFECT A SALE. Under the limited circumstances set forth in this Section 5, shares of Common Stock represented by Voting Trust Certificates may be withdrawn from this Voting Trust in order to permit such shares to be sold (i) through NASDAQ or the principal national securities exchange or automated quotation system upon which or through which shares of Common Stock are then listed or quoted or (ii) in a private transaction to a person or entity which is not a Parent Affiliate. At any


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time after the earlier of (i) one year after the closing of the Public Offering or (ii) the date that SoundView Financial Group, Inc., the representative of the underwriters of the Public Offering, releases such Holder from its "lock-up" restrictions, such Holder who desires to sell shares of Common Stock represented by its Voting Trust Certificates in accordance with the preceding sentence shall direct the Trustees in writing to make such a sale on its behalf ("Sale Notice"). The Trustees shall thereafter obtain a stock certificate for Common Stock from the Company in the appropriate denomination and shall sell the shares represented by such certificate, subject to any conditions relating to minimum sales price or other matters which shall be set forth in the Sale Notice. If any such conditions cannot be satisfied, the Holder shall be so advised, and the Trustees shall be under no further obligation to make such a sale until a subsequent Sale Notice is received. If the Trustees are successful in making the requested sale, all net sale proceeds shall be remitted to the Holder upon presentation and surrender of the Voting Trust Certificate or portion thereof representing an interest in such sold shares, accompanied by properly executed assignments thereof to the Trustees. Such sold shares shall no longer be considered Trust Shares and shall no longer be subject to this Voting Trust, except to the extent that such shares are acquired by Parent Affiliates.

      6. TERMINATION PROCEDURE. Upon the termination of the Voting Trust at any time as provided in Section 15, the Trustees shall mail within five business days of such termination written notice of such termination to the registered Holders at the addresses appearing on the transfer books of the Trustees. From the date specified in any such notice (which date shall be fixed by the Trustees in accordance with the provisions of this Agreement) the Voting Trust Certificates shall cease to have any effect, and the Holders shall have no further rights under this Voting Trust other than to receive certificates for Trust Shares of stock of the Company or other property distributable under the terms hereof upon the surrender of such Voting Trust Certificates. Within ten business days after surrender for cancellation of Voting Trust Certificates by a registered Holder, properly endorsed or accompanied by properly endorsed instruments of transfer, if appropriate, at the place designated by the Trustees, the Trustees shall deliver to such Holder, stock certificates for the number of shares of such class or classes of the Company's capital stock or other securities represented thereby as to which such Holder shall be entitled. At any time subsequent to 30 days after the termination of this Agreement, the Trustees may deposit certificates with Company representing the number of shares of such class or classes of the Company's capital stock or other securities represented by the Voting Trust Certificates then outstanding, with authority in writing to Company to deliver such certificates in exchange for Voting Trust Certificates. Upon such deposit all further liability of the Trustee for the delivery of such certificates and the delivery or payment of dividends upon surrender of the Voting Trust Certificates shall cease, and the Trustee shall not be required to take any further action hereunder.

      7. DIVIDENDS.

            (a) If any dividend or distribution in respect of the Trust Shares or other securities deposited with the Trustees is paid, in whole or in part, in securities of the Company having voting powers of any nature, the Trustees shall likewise hold, subject to the terms of this Agreement, the securities which are received by it on account of such dividend or distribution (such securities, together with the Trust Shares, the "Trust Securities"), and the Holder of each Voting Trust Certificate representing securities on which such dividend or distribution has been


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paid shall be entitled to receive a Voting Trust Certificate issued under this
Agreement representing such Trust Securities. Holders entitled to receive the dividends or distributions referred to above shall be those registered as such on the transfer books of the Trustees at the close of business on the day fixed by the Company or by law for the taking of a record to determine those holders of the Company's stock entitled to receive such dividends or distributions.

            (b) If any dividend or distribution in respect of the Trust Securities is paid other than in securities of the Company having voting powers of any nature, then the Trustees shall promptly distribute the same among the Holders registered as such at the close of business on the day fixed by the Company or by law for the taking of a record to determine the holders of stock entitled to receive such dividend or distribution. Such distribution shall be made to such Holders ratably, in accordance with the number of Trust Securities represented by their respective Voting Trust Certificates.

            (c) Until the termination of this Agreement, each Holder shall be entitled to receive from the Trustees payments equal to all cash dividends or distributions upon the Trust Securities. In lieu of receiving such cash dividends or distributions and paying the same to the Holders pursuant to the provisions of this Agreement, the Trustees may instruct the Company in writing to pay such dividends or distributions directly to the Holders of the Voting Trust Certificates specified by the Trustees. Upon receipt of such written instructions, the Company shall pay such dividends or distributions directly to the Holders. The Trustees may at any time before such payment revoke such instructions and by written notice to the Company direct it to make dividend or distribution payments to the Trustees. The Company shall not be liable to any Holder or any person claiming to be entitled to any such dividends or distributions by reason of adhering to any written instructions by the Trustees.

      8. SUBSCRIPTION RIGHTS. If any stock or other securities of the Company are offered for subscription to the Holders of the Trust Securities, the Trustees promptly, upon receipt of notice of such offer, shall mail a copy thereof to each of the Holders. Upon receipt by the Trustees, at least three days prior to the last day fixed by the Company for subscription and payment (but in no event affording the Holder less than 10 days to consider such subscription offer), of a request from any such Holder to subscribe in his behalf (accompanied when due in accordance with the terms of the subscription offer by the sum of money required to pay for such stock or securities), the Trustees shall make such subscription and payment, and upon receipt from the Company of the certificates for Trust Shares or securities so subscribed for, shall issue to such Holder a Voting Trust Certificate in respect thereof if the same be stock having voting powers of any nature, but if the same be securities other than stock having voting powers of any nature, the Trustees shall mail or deliver such securities to the Holder in whose behalf the subscription was made, or may instruct the Company to make delivery directly to the Holder entitled thereto.

      9. DISSOLUTION OF THE COMPANY. In the event of the dissolution or total or partial liquidation of the Company, whether voluntary or involuntary, the Trustees shall receive the moneys, securities, rights, or property to which the Holders are entitled, and shall distribute the same among the Holders in proportion to their interests, as shown by the transfer books of the Trustees, or the Trustees may in its discretion deposit such moneys, securities, rights, or property


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with any bank or trust company as the Trustees may select, with authority and instructions to distribute the same as above provided, and upon such deposit, all further obligations or liabilities of the Trustees in respect of such moneys, securities, rights, or property so deposited shall cease.

      10. REORGANIZATION OR RECAPITALIZATION OF COMPANY. In the event Company is merged into or consolidated with another corporation, or all or substantially all of the assets of Company are transferred to another corporation pursuant to a plan requiring Company's assets to be distributed in liquidation, or all the Common Stock of Company is to be exchanged in connection with a reorganization or recapitalization of Company, then in connection with such transaction or series of transactions the term "Company" for all purposes of this Agreement shall be taken to include any successor entity, and the Trustees shall receive and hold under this Agreement any stock of, or other interests in, such successor entity received on account of the ownership, as Trustees hereunder, of the Trust Securities held hereunder prior to such merger, consolidation, transfer, reorganization or recapitalization. Voting Trust Certificates issued and outstanding under this Agreement at the time of such merger, consolidation, transfer, reorganization or recapitalization may remain outstanding, or the Trustee shall have the discretion to substitute for such Voting Trust Certificates new Voting Trust Certificates in appropriate form, and the terms "stock," "Common Stock" and "capital stock" as used herein shall be taken to include any stock or evidence of an interest which may be received by the Trustees in lieu of all or any part of the capital stock of Company.

      In case any reduction of the Trust Shares or reorganization affecting Trust Shares shall have been duly authorized, the Trustees are hereby authorized to make such surrender of Trust Shares held by the Trustees hereunder, pro rata on behalf of all Holders, as may be required under the terms pursuant to which such reduction or reorganization is to be effected, and to receive and hold any and all Common Stock or other securities of Company issued in exchange for such surrendered Trust Shares. Following any such action, the Voting Trust Certificates issued and outstanding pursuant hereto shall be deemed to represent proportionately the number of Trust Securities resulting from such reduction or reorganization.

      11. RIGHTS, POWERS AND DUTIES OF TRUSTEES.

            (a) Until the actual delivery to the Holders of stock certificates in exchange for Voting Trust Certificates, and until the surrender of the Voting Trust Certificates for cancellation, title to all the Company's stock deposited hereunder shall be vested in the Trustees, and the Trustees shall have the right, acting as hereinafter provided, to exercise, in person or by their nominees or proxies, all stockholders' rights and powers in respect of all stock deposited hereunder, including the right to vote thereon and to take part in or consent to any corporate or stockholders' action of any kind whatsoever, whether ordinary or extraordinary, to the extent they relate to any of the Approval Actions (as defined below). The Holders, and not the Trustees, will have the right to vote for the election of directors and all other matters submitted for stockholder vote except for the Approval Actions, except that, if an independent Trustee leaves office for any reason (including upon the expiration of his or her term of office as a director) or is required to resign as a director of the Company in accordance with Section 12 hereof due to such Trustee's failure to remain "independent" (as such term is defined in Section 12(a) hereof), the remaining independent Trustee or Trustees will have the right to vote for the election of a successor director, which Trustee or Trustees will take direction from the holders of


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a majority of the shares of the Common Stock not held by the Stockholders.

            (b) The Company agrees that the following actions (the "Approval Actions") will not be taken without the approval of the Trustees:

                  (i) the sale, lease, encumbrance, assignment, transfer or conveyance of all or substantially all of the assets or capital stock of the Company to an acquiring party, or the merger or consolidation of the Company into or with another corporation, if the Parent or a Parent Affiliate is a party to such transaction;

                  (ii) any filing by the Company or a subsidiary for relief as a debtor under any bankruptcy, insolvency, reorganization or similar law, any application by the Company or a subsidiary for the appointment of a receiver, trustee, custodian or similar fiduciary for a substantial portion of the consolidated assets of the Company and its subsidiaries, or the consent by the Company or a subsidiary to any petition or application seeking similar relief which is filed against the Company or the subsidiary, or the voluntary liquidation, dissolution or winding up of the Company;

                  (iii) the declaration or payment of any dividends on any capital stock of the Company;

                  (iv) the incurrence of any lien upon any significant portion of the property of the Company, except (a) liens for taxes or (b) any statutory lien;

                  (v) the acquisition of any equity security, or any right to acquire any equity security, of any other corporation, other than the Company's formation of one or more wholly-owned subsidiaries (or subsidiaries in which a de minimis number of shares are held by a third party in order to comply with local law), if such other corporation is the Parent or a Parent Affiliate;

                  (vi) the acquisition of assets from the Parent or a Parent Affiliate;

                  (vii) except as set forth in this Agreement, any transaction or proposed transaction between the Company and any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company), pursuant to which such person becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities;

                  (viii) any transaction or proposed transaction between the Company and an Affiliate or any transaction or proposed transaction between the Company and the Parent for an aggregate consideration in excess of $1 million unless a fairness opinion is obtained from SoundView Financial Group, Inc. or any other independent investment banking institution of national standing appointed by the Company; or


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                  (ix) any other transaction which requires stockholder approval under Delaware law to the extent that any of the parties hereto have been advised in writing by counsel that the transaction presents an actual conflict of interest between the Stockholders and the other holders of the Common Stock.

            (c) The Trustees shall not be responsible with respect to any action taken pursuant to, or act committed or omitted to be done under this Agreement, including without limitation, voting or giving written consents with respect to the Trust Shares of stock held by it hereunder, provided such action or commission or omission does not amount to gross negligence or willful misconduct on their part. No Trustee shall be responsible for any vote or act committed or omitted to be done by any predecessor or successor Trustee or otherwise except for his own individual gross negligence or willful misconduct. No Trustee shall be responsible for (i) management of the Company or (ii) any actions taken by any person elected as a director of the Company or by the Company pursuant to any vote cast or consent given by the Trustees. The Trustees may, in their discretion, consult with legal counsel, who may also be legal counsel to the Company, and any action taken in good faith by the Trustees in reliance upon the advice of legal counsel shall be conclusive in favor of the Trustees against all Holders and all other interested parties.

            (d) Unless otherwise agreed by the Trustees, action by the Trustees shall be taken at a meeting of Trustees or by a unanimous written consent in lieu of a meeting. Meetings of the Trustees shall be held whenever called by any Trustee. Any Trustee may participate in any meeting of the Trustees, be counted for the purpose of determining a quorum thereof and exercise all rights and privileges to which such Trustee might be entitled if such Trustee was personally in attendance, including the right to vote, or any other rights attendant to presence in person at such meeting, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. A majority of the Trustees shall be necessary to constitute a quorum for the transaction of business and, subject to the next paragraph, the acts of a majority of the Trustees shall be the acts of the Trustees under this Voting Trust Agreement.

            (e) A certificate signed by the Trustees shall be conclusive evidence to all persons as to who are then serving as Trustees and as to any action taken by the Trustees.

      12. SUCCESSOR TRUSTEES.

            (a) Any Trustee may resign effective 30 days after delivery of written notice to all Holders and the Company. In the event of the death, legal incapacity or resignation of [Parent trustee] or his successor, the Parent may select and appoint a successor Trustee. If a successor is not selected within 20 days following the delivery of the notice referred to in the first sentence of this Section 12 or the death or determination of legal incapacity of a Trustee, as the case may be, a majority of the independent directors of the Company shall select and appoint a successor Trustee. All Trustees selected and appointed pursuant to this Section 12 must be directors of the Company. "Independent" means any director of the Company who does not derive in excess of $60,000 of compensation from the Parent or any Parent Affiliate. The Company covenants that it will use is best efforts to insure that there are at least two independent directors at any given time.


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            (b) If at any time either James Cannavino or Robert Devine or a successor to either of them ceases to be independent, any such Trustee shall resign as a Trustee and as a director of the Company. To the extent that any such resignation is not tendered, a majority of any remaining independent directors of the Company shall remove such Trustee in its capacity as Trustee. In addition, a majority of any remaining independent directors of the Company shall appoint a successor Trustee to replace any such Trustee who has resigned, been removed, died or been declared legally incapable. The removal of a Trustee and appointment of a successor Trustee shall each be effective 30 days after delivery of written notice to all Holders and the Company.

            (c) Each Trustee shall affix his or her signature to this Agreement and each successor Trustee shall accept appointment or election hereunder by affixing his or her signature to this Agreement, or a counterpart hereof, within the 30-day period referred to in subsection (a) or (b), as applicable, of this
Section 12. By affixing its signatures to this Agreement, the Trustees and each successor Trustee agree to be bound by the terms hereof.

      13. INDEMNIFICATION OF TRUSTEE. The Trustees shall be entitled to be fully indemnified by the Company to the fullest extent permitted by law, against all costs, charges, expenses, loss, liability and damage (other than those for which it is responsible under Section 13 hereof) incurred by it in the administration of the Voting Trust or in the exercise of any power conferred upon the Trustees by this Agreement. The Stockholders, and each of them, hereby covenant with the Trustees that in the event that the assets of the Company or the proceeds of insurance policies then in effect, if any, are insufficient to indemnify the Trustees in accordance with the preceding sentence, the Stockholders, and each of them, will in proportion to the amount of their respective Trust Shares of capital stock subject to this Agreement, hold harmless and keep indemnified the Trustees of and from all loss or damage which the Trustees may sustain or be put to by reason of anything it may lawfully do in the execution of this Trust other than as a result of its gross negligence or willful misconduct.

      14. COMPENSATION AND REIMBURSEMENT OF TRUSTEE. The Trustee shall serve without compensation, but it is expressly agreed that the Trustee shall have the right to incur and pay such reasonable expenses and charges, to employ and pay such agents, attorneys, and counsel as the Trustee may deem necessary and proper with respect to the Trustee carrying out any of the Trustee's anticipated activities or duties under this Agreement or interpreting or exercising any of the Trustee's powers under this Agreement. Any such expenses or charges incurred by and due to the Trustee that are paid by Company, where Company deems it appropriate to its interests, may be deducted pro rata in the discretion of the Trustee from the dividends or other moneys or property received by the Trustee on the stock deposited hereunder. Nothing herein contained shall disqualify the Trustee or successor Trustees, or incapacitate any of them from serving the Company or any of its subsidiaries as officer or director, or in any other capacity, and in any such capacity receiving compensation.

      15. TERMINATION. This Agreement shall terminate upon the first to occur of:

      (i) the Stockholders ceasing to collectively hold 25% or more of the Common Stock or other voting capital stock of the Company;


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      (ii)  any person other than the Stockholders or their Affiliates acquiring a greater percentage of the Common Stock or other voting capital stock of the Company than is then held by the Stockholders; or

      (iii) the date that is 10 years after the date hereof.

      16. SALE AND TRANSFER OF COMPANY'S STOCK. Except as otherwise provided in this Agreement, the Trustees shall not sell, hypothecate, pledge, assign or otherwise transfer the stock of the Company, or any interest whatsoever therein, held pursuant to this Agreement.

      17. NOTICES; DISTRIBUTIONS. Unless otherwise specifically provided in this Agreement, any notice to or communication with the Holders hereunder shall be deemed to be sufficiently given or made if (i) personally delivered or mailed, postage prepaid, to such Holders at their respective addresses appearing on the Voting Trust Certificate registry, which shall in all cases be deemed to be the addresses of Holders for all purposes under this Agreement or (ii) sent by facsimile to the facsimile number set forth on the Voting Trust Certificate registry and confirmed by letter sent to the appropriate address set forth in clause (i) above.

      Any notice to the Trustees or Company hereunder shall be sufficient if personally delivered or mailed, postage prepaid, by certified or registered mail, at the following addresses, or sent by facsimile to the following facsimile numbers and confirmed by letter:

      The Trustees:

      The Company:

      Any party to this Agreement may change his or its address or facsimile number for the giving of notices by giving notice of such changed address or facsimile number in the manner set forth above. All notices given hereunder shall be deemed given as of the date of personal delivery or two days after the date of mailing, as the case may be, except that any notice of change of address or any notice delivered by facsimile shall be deemed given when received.

      All distributions of cash, securities, or other property hereunder by the Trustees to the Holders may be made, in the discretion of the Trustees, by mail (regular, registered or certified mail, as the Trustees may deem advisable), in the same manner as hereinabove provided for the giving of notices to the Holders.

      18. MISCELLANEOUS.

            (a) BINDING NATURE OF AGREEMENT; NO ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto, including future Holders, and their respective heirs, personal representatives, successors and assigns. No party may sell, assign, transfer or encumber such party's rights or obligations under this Agreement, the Voting Trust Certificates or the Trust Securities represented thereby, without the prior written consent of the other parties hereto, except to the extent expressly permitted in this Agreement. Neither the death, disability nor incapacity of a Holder shall in any way remove the Trust Securities represented by such Holder's Voting Trust Certificate from the Voting Trust or the terms of this Agreement.

            (b) ENTIRE AGREEMENT. This Agreement contains the entire understanding among the parties and supersedes any prior understanding and agreements between them respecting the subject matter hereof. There are no representations, agreements, arrangements, or understandings, oral or written, between or among the parties hereto relating to the subject matter of this Agreement which are not fully expressed herein.

            (c) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute one and the same instrument. The execution by any one party of any counterpart shall be sufficient execution by that party, whether or not the same counterpart has been executed by any other party.

            (d) GOVERNING LAW. The validity of this Agreement or any part hereof, and the interpretation and enforcement of all provisions hereof, shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

            (e) INVALIDITY. The invalidity of any term or provision of this Agreement shall not affect the validity of the remainder of this Agreement and this Agreement shall be enforced to the greatest extend permitted by law.

      IN WITNESS WHEREOF, the parties hereof have executed this Agreement under seal, all as of the day and year first above written.


                                           -----------------------------
                                           Daniel DelGiorno, Jr.


                                           -----------------------------
                                           James Cannavino


                                           -----------------------------
                                           Robert Devine

                                           SOFTWORKS, INC.


                                           By:
                                              --------------------------

                                              [Name]
                                              [Title]

                                           COMPUTER CONCEPTS CORP.

                                           By:
                                              --------------------------
                                              [Name]
                                              [Title]

                                    EXHIBIT I

                        FORM OF VOTING TRUST CERTIFICATE

                                 SOFTWORKS, INC.

                                            VOTING TRUST CERTIFICATE NUMBER ____

                                                             _____________Shares

      This certifies that the undersigned Trustees have received a certificate or certificates in the name of ____________________ evidencing ownership of ________ shares of the Common Stock, $.001 par value per share, of SOFTWORKS, INC. (the "Company "), a Delaware corporation, and that said shares are held subject to all of the terms and conditions of a certain Voting Trust Agreement dated as of the __ day of __________, 1998, by and among the Company, Daniel DelGiorno, Jr., James Cannavino and Robert Devine (hereinafter sometimes collectively referred to, together with any successor trustees, as the "Trustees") and certain stockholders of the Company (the "Agreement") and are entitled to all of the benefits set forth in the Agreement. Copies of the Agreement and of every amendment and supplement thereto are on file at the office of the Company and shall be available for the inspection of every beneficiary thereof during normal business hours. The holder of this certificate, which is issued, received and held under the Agreement, by acceptance hereof, assents to and is bound by the Agreement.

      This Voting Trust Certificate has not been registered under the Securities Act of 1933, as amended, and may not be sold or otherwise transferred unless (a) covered by an effective registration statement under the Securities Act of 1933, as amended, or (b) the Trustees and the Company have been furnished with an opinion of counsel satisfactory to them to the effect that no registration is legally required for such transfer.

      Subject to the provisions of the foregoing, this certificate is transferable only on the books of the Trustees, by the registered holder in person or his duly authorized attorney, and the holder hereof, by accepting this certificate, manifests his consent that the Trustees may treat the registered holder hereof as the true owner for all purposes, except the delivery of stock certificates, which delivery shall not be made without the surrender of this certificate or otherwise pursuant to the aforesaid Voting Trust Agreement.

      IN WITNESS WHEREOF, the Trustees have hereunto executed this certificate as of the _____ day of ________, 1998.


                                          ---------------------------------
                                          Daniel DelGiorno, Jr., as Trustee


                                          ---------------------------------
                                          James Cannavino, as Trustee


                                          ---------------------------------
                                          Robert Devine, as Trustee